Exhibit 10.32

FIRST AMENDMENT TO THE SALARY CONTINUATION AGREEMENT AND GENERAL RELEASE

This FIRST AMENDMENT TO THE SALARY CONTINUATION AGREEMENT AND GENERAL RELEASE (the “Amendment”) dated as of February 9, 2007 is entered into between Edward F. Giles (the “Executive”), whose address is 3 Harlow Pond Court, Franklin, Massachusetts 02038, and BJ’s Wholesale Club, Inc., a Delaware corporation, (the “Company”) whose principal office is One Mercer Road, Natick, Massachusetts 01760.

WHEREAS, the Company and the Executive desire to amend certain provisions of the Salary Continuation Agreement and General Release dated January 29, 2007 (the “Agreement”).

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.	Section 5.a of the Agreement is hereby deleted in its entirety and replaced with the following:

Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly held company) that is competitive with the Company’s business. A business or enterprise shall be deemed competitive if it shall operate a chain of membership warehouse clubs (by way of example, but not limitation, Sam’s Club or Costco) or if it is any store or business operated or owned by Wal-Mart Stores, Inc., Costco Wholesale Corporation, or any of their respective affiliates thereof; or

2.	Indemnification. The Company agrees to hold harmless and indemnify the Executive for any and all claims arising out of actions taken by the Executive in the course and scope of the Executive’s employment with the Company, including reasonable attorney’s fees, costs and damages and other related litigation expenses, provided the Executive has not engaged in any illegal action or unethical business practices.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS AMENDMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AMENDMENT.

/s/ Edward F. Giles	2/14/07
Edward F. Giles	Date

/s/ Thomas Davis III	2/9/07
Thomas Davis III Senior Vice President Director of Human Resources	Date